EX-99.23(h)(1)(a)

                              THE LOU HOLLAND TRUST
               AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT


     THIS AMENDMENT dated as of this 24 day of February, 2006, to the Transfer Agent Servicing Agreement, dated as of April 1, 1996, as amended as of May 18, 2004 (the "Agreement"), is entered by and between THE LOU HOLLAND TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

                                    RECITALS

     WHEREAS,   the  parties  have  entered  into  a  Transfer  Agent  Servicing
Agreement; and

     WHEREAS, the Trust and USBFS desire to amend said Agreement; and

     WHEREAS, Section 9 of the Agreement allows for an amendment by a written instrument executed by both parties.

     NOW, THEREFORE, the parties agree as follows:

          Exhibit C, the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit C attached hereto.

          Except to the extent amended hereby, the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

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THE LOU HOLLAND TRUST                                   U.S. BANCORP FUND SERVICES, LLC


By: /S/ LOUIS A. HOLLAND                                By: /S/ MICHAEL R. MCVOY
    ----------------------------------------                --------------------------------------------

Printed Name: LOUIS A. HOLLAND                          Printed Name: MICHAEL R. MCVOY
              -----------------------------------                     -------------------------------------

Title: PRESIDENT, HOLLAND CAPITAL MANAGEMENT, INC.      Title: SR. VICE PRESIDENT
       --------------------------------------------            ----------------------------------------
       General Partner, Holland Capital Management, L.P.

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                            EXHIBIT C TO THE TRANSFER AGENT AGREEMENT - THE LOU HOLLAND TRUST
                                          TRANSFER AGENT & SHAREHOLDER SERVICES
                                                 LOU HOLLAND GROWTH FUND
                                            FEE SCHEDULE-EFFECTIVE 01/01/2006
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Service Charges to the Fund*                                Service Charges to Investors
Shareholder Account Fee (Subject to Minimum)                Qualified Plan Fees (Billed to Investors)
         No-Load  - $15.00 /account                                  $15.00 /qualified plan acct (Cap at $30.00/SSN)
         Closed Accounts - $5.00 /account                            $15.00 /Coverdell ESA acct (Cap at $30.00/SSN)
Annual Minimum                                                       $25.00 /transfer to successor trustee
         $24,000 Lou Holland Growth Fund                             $25.00 /participant distribution (Excluding SWPs)
CCO Support:  $1200/annually                                         $25.00 /refund of excess contribution
                                                            Additional Shareholder Fees (Billed to Investors)
Activity Charges                                                     $15.00 /outgoing wire transfer
         Telephone Calls - $1.50 /call                               $15.00 /overnight delivery
         Daily Valuation Trades - $10.00 /trade                      $  5.00 /telephone exchange
         Lost Shareholder Search - $5.00 /search                     $25.00 /return check or ACH
         AML Base Service (excl Level 3 accounts)                    $25.00 /stop payment
       0-999 accounts - $500.00/year                                 $  5.00  /research   request  per  account  (Cap  at
       1,000-4,999 accounts - $1,000/year                     $25.00/request)   (For   requested   items  of  the  second
       5,000-9,999 accounts - $2,500/year                     calendar year [or previous] to the request)
       10,000+ accounts - $5,000/year
         AML New  Account  Service  -  $1.00/new domestic   Technology Charges
  accounts and $2.00/new foreign account                      Fund Group Setup (first cusip) - $2,000 /fund group
         ACH/EFT Shareholder Services:                        Fund Setup - $1,500 /cusip (beyond first cusip)
         $125.00 /month/fund group                            NSCC Service Interface - All NSCC Services
         $  .50 /ACH item, setup, change                              Setup - $1,500 /fund group
         $5.00 /correction, reversal                                  Annual  $1400/cusip/yr
   Omnibus Accounts:                                          Telecommunications and Voice Services
      $3/transaction-first 100 transactions per month                 Service Setup - $1,650 ATT transfer connect
      $2/transaction-next 400 transactions                            VRU Setup - $500 /fund group
      $1/transaction-next 1500 transactions                           VRUMaintenance-$100/cusip/yr
      $.50/transaction-next 3,000 transactions                        $.35 /voice response call
      $.25/transaction-all trans over 5000 per month                  $.40 /voice recognition call
Out-of-pocket Costs - Including but not limited to:           Average Cost - $.36 /account/year
         Telephone toll-free lines, call transfers, etc.      Development/Programming - $150 /hour
         Mailing, sorting and postage                         File Transmissions - subject to requirements
         Stationery, envelopes                                Selects - $300 per select
         Programming, special reports                         Extraordinary services - charged as incurred
         Insurance, record retention, microfilm/fiche         Conversion of Records (if necessary) - Estimate to
         Proxies, proxy services                              be provided
         ACH fees, NSCC charges,                              Custom processing, re-processing
         DST Disaster Recovery                                All other extraordinary services
         All other out-of-pocket expenses

Fees are billed monthly.
* Subject to CPI increase.
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* Effective with the first day after expiration of the first twelve (12) months of service, the fees and charges set forth in this Schedule shall be increased over the fees and charges during the previous twelve (12) months in the amount equal to the change in the Consumer Price Index for all Urban Consumers in the Milwaukee, Wisconsin Metropolitan Statistical Area, All Terms, Based 1982-1984 = 100, as last reported by the U.S. Bureau of Labor Statistics ("CPI-U"). Thereafter, all of the fees and charges in this fee schedule (except for out-of-pocket expenses) shall increase annually upon each anniversary of this
Schedule in an amount equal to the percentage change in the CPI-U for the proceeding twelve (12) months.
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